                                Exhibit 10 (j)

                           Form of Agreement between
            EurekaBank and certain executive officers and directors
                     which amends certain provisions of the
                  Long Term Incentive Compensation Plan (LTIP)
                                 (filed hereto)

                                   AGREEMENT

     This Agreement is entered into this ___day of December, 1966, by and between the Board of Directors of EurekaBank and _____________________ ("Executive").

     WHEREAS, Executive is a key management employee or director of EurekaBank; and

     WHEREAS, Executive is a current participant in the Long Term Incentive Compensation Plan of EurekaBank, as amended and restated effective January 1, 1991 (the "Plan"); and

     WHEREAS, Article VIII of the Plan provides that notwithstanding any other provision of the Plan, no participant in the Plan is entitled to an "excess parachute payment" described therein; and

     WHEREAS, it is in the best interests of EurekaBank and its owners for the Executive's potential benefits under the Plan in the event of a sale to be determined without the possible reduction required by Article VIII (or the reduction in the economic value of such benefits that would result if the Executive must pay any excise tax imposed under Section 4999 of the Internal Revenue Code);

     NOW, THEREFORE, the parties hereto agree as follows:
     1.  For purposes of determining the Executive's benefits under the Plan,
Article VIII of the Plan shall be deemed to read as follows:

                                  ARTICLE VIII
                           Gross up for Excise Taxes
                           -------------------------

     Anything in this Plan to the contrary notwithstanding, in the event it shall be determined that any payment hereunder to or for the benefit of a Participant (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, but determined without regard to any additional payments required under this Article VIII) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Participant shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Participant of all taxes (including any interest and penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

     2. All of the terms and conditions of the Plan shall remain in full force and effect with respect to the Executive, except as expressly provided otherwise by the Agreement and any other written agreement between Executive and the Board of Directors of EurekaBank.

     3. This Agreement may only be amended by a written agreement between Executive and the Board of Directors of EurekaBank and shall be governed by the laws of the State of California.

     Board of Directors of EurekaBank

     By: ___________________________
     Chairman of the
     Compensation Committee



     __________________________
     Executive

List of Participants In Agreement:

Name                      Position/Title
----                      --------------

Stephen T. McLin          President & Chief Executive Officer-America First
                          Eureka Holdings, Inc.; Chairman-EurekaBank
Byron A. Scordelis        President & Chief Executive Officer-EurekaBank
Wm. Mack Terry            Executive Vice President & Chief Financial Officer
Paul Holmes               Executive Vice President & Chief Operating Officer
Peggy Hiraoka             Executive Vice President & Chief Administrative
                          Officer
Mariann Byerwalter        Director

                                      -3-